SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2011

SOUTHERN MISSOURI BANCORP, INC.
(Exact name of Registrant as specified in its Charter)

Missouri	000-23406	43-1665523
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

531 Vine Street, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (573) 778-1800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On November 16, 2011, Southern Missouri Bancorp, Inc. (the “Company”), the parent corporation of Southern Bank, entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill & Partners, L.P. (the “Underwriter”), providing for the offer and sale in a firm commitment offering (the “Offering”) of 1,000,000 shares of the Company’s common stock, at a price to the public of $19.00 per share.  In addition, pursuant to the terms of the Underwriting Agreement, the Company has granted the Underwriter a 30-day option to purchase up to 1,000,000 shares of the Company’s common stock to cover over-allotments, if any. The Company has made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and the registration statement related to the Offering. The Company also has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01 Other Events

On November 16, 2011, the Company announced the pricing of the Offering.  A copy of the press release issued by the Company announcing the pricing of the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d)	Exhibits: 1.1 Underwriting Agreement dated November 16, 2011 99.1 Press release dated November 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: November 17, 2011	By:	/s/ Greg A. Steffens
Greg A. Steffens
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                                           Description

1.1 99.1	Underwriting agreement dated November 16, 2011 Press release dated November 16, 2011